EXHIBIT 99.1

[LOGO OF BRIO SOFTWARE]	FOR IMMEDIATE DISTRIBUTION

For more information:

Jane Gideon

Brio Contact – Incendio International

415-536-9292

jane@incendio.net

Financial Contact

Heidi Flannery

Fi.Comm for Brio

503-203-8808

heidi.flannery@ficomm.com

BRIO SOFTWARE, INC. REPORTS FOURTH QUARTER RESULTS

Revenues Increase 5% from Both Prior Quarter and Prior Year Comparable Quarter

SANTA CLARA, Calif., April 23, 2003—Brio Software, Inc. (Nasdaq: BRIO), a leading provider of next-generation business intelligence tools, today reported revenues of $26.7 million for the quarter ended March 31, 2003, compared to $25.4 million reported for the quarter ended March 31, 2002, and a sequential increase of 5% from revenues of $25.5 million reported for the quarter ended December 31, 2002. Revenues for the fiscal year ended March 31, 2003 were $103.1 million, a decrease of 7% from revenues of $111.4 million reported for the fiscal year ended March 31, 2002.

Net loss for the quarter ended March 31, 2003 was $13.4 million or a loss of $0.36 per share compared to a net loss of $3.8 million or a loss of $0.12 per share for the quarter ended March 31, 2002. Pro forma net income for the quarter ended March 31, 2003 was $101,000 or breakeven per share compared to a pro forma net loss of $4.0 million or a loss of $0.12 per share for the quarter ended March 31, 2002.

Net loss for the fiscal year ended March 31, 2003 was $16.6 million or a loss of $0.44 per share compared to a net loss of $25.7 million or a loss of $0.85 per share for the fiscal year ended March 31, 2002. Pro forma net loss for the fiscal year ended March 31, 2003 was $3.3 million or a loss of $0.09 per share compared to a pro forma net loss of $16.5 million or a loss of $0.55 per share for the fiscal year ended March 31, 2002.

As of March 31, 2003, cash, cash equivalents and short-term investments were $28.6 million. This is an increase of $1.3 million from the fiscal year ending March 31, 2002.

The financials used by the Company include various non-GAAP financial measures, including pro forma net income and net loss that exclude stock compensation charges (benefit), restructuring expenses related to severance and related benefits, facility closure expenses and the loss on abandonment of property and equipment related to the facility closures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Management excluded the items listed above from the pro forma net income and net loss as it believes these items are not indicative of future operating results due to their nature, size and infrequency and these items are impossible to predict. As a result, management believes a review of financial results excluding the items listed above provides an important insight into the Company’s operating results and trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has included a schedule showing the reconciliation between GAAP and pro forma results with this release.

Craig Brennan, Brio’s President and CEO, stated, “For a second consecutive quarter, we are pleased to have posted sequential growth in our revenues despite continued conservative IT spending. Additionally, we generated cash flow from operations for the quarter and for the fiscal year.”

Brennan added, “We made several strategic decisions during the quarter, including integrating our professional services and training organizations into North America Sales, restructuring our Pan-European and Asia Pacific management structures and continuing to consolidate certain facilities. We believe these changes will help Brio meet its goal of achieving predictable, profitable growth.”

Brio Conference Call

As previously announced, the company will discuss its results in a conference call today, April 23, 2003 at 2:00 p.m. PST. Craig Brennan, President and CEO, and Craig Collins, Executive VP of Corporate Development and CFO will host the call. The call will be simultaneously webcast. Investors are invited to listen on the investor relations page of the company’s website www.brio.com. Listeners should go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the company’s website, www.brio.com on the investor relations page, for 30 days after the call.

About Brio Software

Brio Software is a leading provider of next-generation business intelligence tools and applications that help Global 3000 companies achieve breakthrough business performance. Widely recognized as one of the easiest-to-use and deploy solutions in the industry, the Brio Performance Suite™ and Brio Metrics Builder™ expand business intelligence beyond advanced query and analysis technologies to include powerful information delivery through enterprise-class reporting and personalized performance dashboards. Used by 75 of the Fortune 100 and more than 2 million people worldwide, Brio products empower individuals, workgroups and executives in an organization to turn enterprise information into actionable insight, so superior decisions and business performance result. Founded in 1989, and headquartered in Santa Clara, CA, Brio products and services can be found around the globe at www.brio.com

Brio Performance Suite, Brio Metrics Builder and the Business Performance Software Company are trademarks of Brio Software.

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The statements of Mr. Brennan in this press release regarding future performance and financial expectations are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, absence of improvement in the economy, absence of, or slower than expected, growth of the business performance software market, changes in business strategy, the realization of operating efficiencies from any of the strategic decisions and cost savings measures, sales expectations, as well as future product direction, the inability to timely develop, release and sell future product releases and general economic conditions. For a more complete discussion of risk factors that could affect Brio’s current and future operating results, see the discussions in Brio’s reports filed with the SEC from time to time, including but not limited to Brio’s Annual Report on Form 10-K/A for the year ended March 31, 2002 filed with the SEC on June 5, 2002, Brio’s quarterly report on form 10-Q for the quarter ended September 30, 2002, filed with the SEC on November 14, 2002 and Brio’s quarterly report on Form 10-Q for the quarter ended December 31, 2002, filed with the SEC on February 14, 2003.

BRIO SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2003	March 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$14,743	$16,226
Short-term investments	13,876	11,056
Accounts receivable, net	18,466	17,238
Inventories	268	184
Deferred income taxes	—	447
Prepaid expenses and other current assets	3,700	4,475

Total current assets	51,053	49,626
Property and equipment, net	15,642	24,625
Other assets	1,702	1,785

	$68,397	$76,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable, current portion	$1,667	$1,667
Accounts payable	6,451	5,089
Accrued liabilities—
Payroll and related benefits	5,801	7,015
Other	7,109	8,059
Capital leases, current	127	—
Deferred revenue, current	33,670	29,347

Total current liabilities	54,825	51,177
Noncurrent deferred revenue	1,029	599
Noncurrent note payable	1,250	2,917
Other noncurrent liabilities	9,801	944

Total liabilities	66,905	55,637

Stockholders’ equity:
Common stock	38	36
Additional paid-in capital	102,438	103,779
Notes receivable from stockholders	—	(12)
Accumulated components of comprehensive income (loss)	(701)	324
Accumulated deficit	(100,283)	(83,728)

Total stockholders’ equity	1,492	20,399

	$68,397	$76,036

BRIO SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	(unaudited)
	2003	2002	2003	2002
Revenues:
License fees	$11,000	$10,957	$43,236	$51,292
Services	15,657	14,450	59,830	60,076

Total revenues	26,657	25,407	103,066	111,368

Cost of revenues:
License fees (includes $0, $0, $0 and $3, respectively, in stock compensation expense)	464	609	1,720	2,198
Services (includes $0, $0, $(386) and $401, respectively, in stock compensation expense (benefit))	5,141	5,588	19,376	25,474

Total cost of revenues	5,605	6,197	21,096	27,672

Gross profit	21,052	19,210	81,970	83,696

Operating expenses:
Research and development (includes $0, $(25), $(543) and $563, respectively, in stock compensation expense (benefit))	5,839	5,871	22,189	25,524
Sales and marketing (includes $0, $(46), $(758) and $936, respectively, in stock compensation expense (benefit))	12,278	14,120	49,968	64,379
General and administrative (includes $0, $(55), $(1,505) and $1,512, respectively, in stock compensation expense (benefit))	3,027	3,090	9,421	13,680
Loss on disposal of property and equipment	8	—	1,035	—
Loss on abandonment of property and equipment	—	—	—	3,670
Severance and related benefit expenses	964	—	1,964	1,736
Facility closure expenses	12,584	—	14,526	361

Total operating expenses	34,700	23,081	99,103	109,350

Loss from operations	(13,648)	(3,871)	(17,133)	(25,654)
Interest and other income, net	227	150	1,200	147

Loss before provision for income taxes	(13,421)	(3,721)	(15,933)	(25,507)
Provision for income taxes	26	120	622	151

Net loss	$(13,447)	$(3,841)	$(16,555)	$(25,658)

Basic and diluted net loss per share	$(0.36)	$(0.12)	$(0.44)	$(0.85)

Shares used in computing basic and diluted net loss per share	37,839	32,521	37,345	30,118

BRIO SOFTWARE, INC.

RECONCILIATION OF PRO FORMA STATEMENTS OF OPERATIONS TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	(unaudited)
	2003	2002	2003	2002
Pro forma net income (loss)	$101	$(3,967)	$(3,257)	$(16,476)

Loss on abandonment of property and equipment	—	—	—	3,670
Severance and related benefit expenses	964	—	1,964	1,736
Facility closure expenses	12,584	—	14,526	361
Stock compensation charges (benefit)	—	(126)	(3,192)	3,415

GAAP net loss	$(13,447)	$(3,841)	$(16,555)	$(25,658)

Basic pro forma net income (loss) per share excluding loss on abandonment of property and equipment, severance and related benefit expenses, facility closure expenses and stock compensation charges (benefit)	$0.00	$(0.12)	$(0.09)	$(0.55)

Shares used in computing basic pro forma net income (loss) per share	37,839	32,521	37,345	30,118

Diluted pro forma net income (loss) per share excluding loss on abandonment of property and equipment, severance and related benefit expenses, facility closure expenses and stock compensation charges (benefit)	$0.00	$(0.12)	$(0.09)	$(0.55)

Shares used in computing diluted pro forma net income (loss) per share	38,014	32,521	37,345	30,118

BRIO SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended March 31,
	2003	2002
Cash Flows from Operating Activities:
Net loss	$(16,555)	$(25,658)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities—
Depreciation and amortization	6,960	8,252
Provision for returns and doubtful accounts	—	858
Deferred compensation amortization	—	25
Stock compensation charges (benefit)	(3,124)	4,392
Loss on disposal and abandonment of property and equipment	4,552	3,670
Change in deferred taxes	447	—
Changes in operating assets and liabilities—
Accounts receivable	(1,228)	17,340
Inventories	(84)	149
Prepaid expenses, other current assets and other noncurrent assets	715	(83)
Accounts payable and accrued liabilities	(960)	(11,396)
Deferred revenue	4,753	(1,210)
Other noncurrent liabilities	8,857	471

Net cash provided by (used in) operating activities	4,333	(3,190)

Cash Flows from Investing Activities:
Purchases of short-term investments	(24,175)	(11,014)
Sales of short-term investments	21,377	2,173
Purchases of property and equipment, net	(2,237)	(4,713)

Net cash used in investing activities	(5,035)	(13,554)

Cash Flows from Financing Activities:
Proceeds from borrowings under line of credit	—	6,000
Repayments under line of credit	—	(6,000)
Proceeds from note payable	—	5,000
Repayments under note payable	(1,667)	(416)
Proceeds from issuance of common stock, net	1,920	15,681
Proceeds from repayments of notes receivable from stockholders	12	24

Net cash provided by financing activities	265	20,289

Net increase (decrease) in cash and cash equivalents	(437)	3,545
Effect of exchange rate changes on cash	(1,046)	(367)
Cash and cash equivalents, beginning of period	16,226	13,048

Cash and cash equivalents, end of period	$14,743	$16,226

Noncash operating activities:
Negotiated reduction in implementation services classified as accounts payable and property and equipment	$—	$1,417